May 6, 2005


Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA  17011


Ladies and Gentlemen:

                  I am Senior Vice President, General Counsel and Secretary of Rite Aid Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of 20,617,360 shares of common stock, par value $1.00 per share, of the Company (the "Shares") that may be issued under certain employee benefit plans of the Company (the 2004 Omnibus Equity Plan, 2000 Omnibus Equity Plan or 1999 Stock Option Plan), including pursuant to individual employment agreements (the "Plans").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In rendering the opinion set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

                  Based upon the foregoing, I am of the opinion that the Shares to be issued under the Plans have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.
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                  The opinion set forth above is limited to the General
Corporation Law of the State of Delaware.
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                  I hereby consent to the filing of this opinion with the
Securities and Exchange Commission as an exhibit to the Registration
Statement.

                                                     Very truly yours,

                                                     /s/ Robert B. Sari

                                                     Robert B. Sari